UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2023

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

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SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On July 24, 2023, Body and Mind Inc. (the “Company” or “BaM”) issued a news release to announce that the Company’s wholly owned subsidiary, DEP Nevada, Inc. (“DEP”) has entered into an equity purchase agreement with FarmaceuticalRX, LLC (the “Purchaser”), whereby DEP agrees to sell all of the issued and outstanding interests, equity, or profit interests (the “Interests”) in NMG OH 1, LLC (“NMG OH”), which owns and operates the Body and Mind Ohio dispensary, to the Purchaser.

The total consideration for the transaction is US$8.225 million in cash proceeds at closing with an additional US$2.5 million in potential contingent proceeds; please see additional details below.

“Ohio was our first dispensary operation and we’ve been proud to serve the Elyria community and grow the business significantly”, stated Michael Mills CEO of Body and Mind. “As the Ohio market develops, there are improved economics for full vertical operations and we elected to capitalize on the opportunity to monetize this asset; we intend to use the proceeds from the sale of NMG OH to improve our balance sheet, focus on developing New Jersey and Illinois, and be positioned with greater flexibility to be opportunistic with our operating capabilities as the cannabis market continues to evolve. I would like to thank our dispensary team who have worked to build high-trust relationships with our patients, and I would also like to express our gratitude to the team at Bengal Capital for their strategic advice and support throughout the transaction and planning process”. “We constructed and opened the Ohio dispensary soon after the Ohio medical program commenced and developed significant retail capabilities since 2019,” stated Trip Hoffman, COO of Body and Mind. “While I have some disappointment divesting the Ohio dispensary and saying goodbye to the team, I’m excited about our current developing opportunities in Illinois and New Jersey and creating flexibility to evaluate new opportunities.”

“We are thrilled to jumpstart the expansion of our retail platform in Ohio with the acquisition of this leading Body and Mind dispensary in Elyria, Ohio,” stated Rebecca Myers, CEO of FarmaceuticalRX, LLC and FXR Dispensaries. “Body and Mind joins our top-rated FRX dispensary in East Liverpool and our soon to open FRX dispensary in Cuyahoga Falls as we expand our retail presence to reach more Ohio patients. At FRX Dispensaries, we are dedicated to providing a great experience to each and every patient that walks through our doors and to offering best in class products to our Ohio patients. Our FRX Dispensaries Team is excited to join forces with the Body and Mind Team at this top dispensary,” Ms. Myers continued.

Transaction Details

The Ohio dispensary opened in 2019 and is being sold to FarmaceuticalRx LLC, a rapidly growing cannabis retail chain, for an initial purchase price for the Interests of US$8.225 million, which includes a deposit of US$250,000 already paid by the Purchaser to DEP, subject to adjustments based on estimated closing indebtedness, estimated transaction expenses, estimated closing cash, and a working capital adjustment. The remaining proceeds of US$7.975 million, subject to adjustment, will be paid on closing, which shall occur on the first day of the month following State of Ohio regulatory approval as well as satisfaction or waiver of all other closing conditions. The transaction also includes a contingent US$2.5 million bonus payment to DEP for each additional dispensary license granted to NMG OH by the State of Ohio Board of Pharmacy in the future, but will exclude any adult use license for the existing license held by NMG OH and current lease location.

A copy of the news release is attached as Exhibit 99.1 hereto.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated July 24, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: July 24, 2023	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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